                                                                    EXHIBIT 10.2

                                EXECUTION COPY

                             E-TEK DYNAMICS, INC.

                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS AGREEMENT (this "Agreement"), dated as of July 23, 1997, is made by
                           ---------
and between E-Tek Dynamics, Inc., a California corporation (the "Company"), and
                                                                 -------
Jing Jong Pan ("Executive").  Capitalized terms used herein and not otherwise
                ---------
defined herein have the meanings given to such terms in paragraph 15 hereof.

     WHEREAS, the Company desires to employ Executive in the capacity and on the terms and conditions set forth herein, and Executive desires to accept such employment in such capacity and on such terms and conditions;

     WHEREAS, the Company and Executive desire to establish the relative rights of the Company and Executive with respect to certain intellectual property rights which Executive has created or developed or may create or develop as a result of Executives employment with the Company; and

     WHEREAS, the execution and delivery of this Agreement by the Company and Executive are conditions to the purchase of certain newly-issued equity securities of the Company by certain investors and the repurchase of certain equity securities of the Company from Executive pursuant to the terms of a Recapitalization Agreement, dated as of June 27, 1997, by and among the Company, Executive and the other parties signatory thereto (as amended and modified from time to time in accordance with its terms, the "Recapitalization Agreement").
                                                --------------------------

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Employment.  The Company shall employ Executive, and Executive hereby
          ----------
accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in paragraph 4 below (the "Employment Period").
                                    -----------------

     2.   Position and Duties.
          -------------------

          (a) During the Employment Period, Executive shall serve as an "E-Tek Fellow" and shall have such duties, responsibilities and authority as set forth herein and as shall be mutually agreed upon by Executive and the Company's Board of Directors (the "Board") consistent with the terms and conditions set forth
                   -----
herein. During the Employment Period, Executive shall also serve as President of the AOI Division (as defined in paragraph 7(a) below). For purposes of this Agreement, the term "Company" shall include the AOI Division.
                     -------
          (b) Executive shall report directly to the Board (and not directly or indirectly to the Company's Chief Executive Officer) and shall devote such time and attention to the business and affairs of the AOI Division as shall be consistent with Executives past practices prior to the date hereof. In addition, Executive agrees that during the Employment Period he shall continue to represent the interests of the Company at major trade shows and conventions and engage in such public relations activities on behalf of the Company as shall be consistent with Executive's past practices prior to the date hereof.

          (c) Executive shall have no management responsibilities or authority with respect to the business, operations and affairs of the Company (other than the AOI Division in accordance with the terms and conditions set forth herein).

     3.   Base Salary and Benefits.
          ------------------------

          (a) During the Employment Period, Executive's base salary shall be $200,000 per annum or such higher rate as the Board in its sole discretion may designate from time to time (the "Base Salary"), which salary shall be payable
                                  -----------
in regular installments in accordance with the Company's general payroll practices and shall be subject to customary withholding.

          (b) During the Employment Period, Executive shall be entitled to participate in all of the Company's employee benefit plans and programs for which senior executive employees of the Company and its Subsidiaries are generally eligible (subject to the Company's right to amend, modify or terminate any such plan or program in accordance with its terms and applicable law).

          (c) The Company shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his dudes under this Agreement which are consistent with the terms of this Agreement and the Company's policies in effect from time to time with respect to travel, entertainment, and other business expenses, subject to the Company's general policies with respect to reporting and reasonable documentation of such expenses.

     4.   Termination.
          -----------

          (a) The Employment Period shall be for an initial term ending on the third anniversary of the date hereof (the "Initial Term"), and shall be extended
                                           ------------
for successive one-year periods  (each, an  "Additional Term") unless either
                                             ---------------
party shall provide the other party with written notice at least 90 days prior to the of the Initial Term or any applicable Additional Term to the effect that this Agreement shall terminate as of the last day of such Initial Term or any applicable Additional Term, as the case may be; provided that, notwithstanding
                                                -------- ----
anything in this Agreement to the contrary, expressed or implied, or Section 2924 of the California Labor Code or any similar provision of applicable law, the Employment Period shall terminate prior to the expiration of the Initial Tem or any applicable Additional Term upon (i) Executive's resignation for any reason (with such resignation being effective 14 days after notice thereof is delivered by Executive to the Company), death or disability or (ii) termination of Executive's employment by the Company with or without cause (with any such termination without cause being effective 60 days after notice thereof is delivered by the Company to Executive and any such termination with cause being effective immediately after notice thereof is delivered by the Company to Executive).

          (b) Upon termination of the Employment Period, Executive shall be entitled to receive his Base Salary through the date of termination and the Company shall have no further liability whatsoever to Executive. Except as otherwise expressly required under Section 4980B of the Internal Revenue Code of 1986, as amended, all of Executive's rights to fringe benefits hereunder shall cease upon termination of the Employment Period.

     5.   Confidential Information; Nonsolicitation.
          -----------------------------------------

          (a) Executive acknowledges that by reason of his duties to and association with the Company, he has had and will have access to and become informed of Confidential Information which is a competitive asset of the Company and/or its Subsidiaries. Executive agrees to keep in strict confidence and not, directly or indirectly, make known, furnish, make available or use, any Confidential Information, except for use in Executive's regular authorized duties on behalf of the Company. Executive acknowledges that all documents and other property including or reflecting Confidential Information furnished to Executive by the Company or otherwise acquired or developed by the Company or Executive or known by Executive shall at all times by the property of the Company. Executive shall take all appropriate steps to safeguard Confidential Information and protect it against disclosure, misuse, loss and theft.

          (b)  Executive agrees that during the Employment Period and for three
(3) years thereafter he shall not directly, or indirectly through another Person, (i) induce or attempt to induce any employee of the Company or any of its Subsidiaries to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any of its Subsidiaries and any employee thereof, (ii) hire any person who was an employee of the Company or any of its Subsidiaries at any time during the 90-day period immediately prior to the date on which such hiring would take place (it being conclusively presumed by the Company and Executive so as to avoid any disputes under this paragraph 5(b) that any such hiring within such 90-day period is in violation of clause (i) above), or (iii) call on, solicit or service any customer, supplier, licensee, licensor or other business relation of the Company or any of its Subsidiaries in order to induce or attempt to induce such Person to cease doing business with the Company or such Subsidiary. In addition, during the Employment Period and thereafter, Executive shall not in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any of its Subsidiaries (including making any negative statements or communications about the Company or any of its Subsidiaries).

     6.   Company's Ownership of Intellectual Property.
          --------------------------------------------

          (a) Executive acknowledges that all Work Product is the exclusive property of the Company, including all Work Product that may constitute AOI Intellectual Property (as defined in paragraph 7(c) below). Executive hereby assigns all right, title and interest in and to such Work Product to the Company. Any copyrightable work prepared in whole or in part by Executive will be deemed "a work made for hire" under Section 201(b) of the 1976 Copyright Act, and the Company shall own all of the rights comprised in the copyright therein.

          (b)  The Company and Executive each acknowledge the applicability of
Section 2870 of the California Labor Code. Accordingly, the provisions of paragraph 6(a) shall not apply to, and the term "Work Product" shall not include, any invention that Executive developed entirely on his own time without using the Company's equipment, supplies, facilities, or trade secret information except for those inventions that either: (i) relate at the time of conception or reduction to practice of the invention to the Company's or any Subsidiaries business, or to the actual or demonstrably anticipated research or development of the Company or any Subsidiary; or (ii) result from any work performed by Executive for the Company or any Subsidiary. Set forth on the attached "Excluded Inventions
                                                      -------------------
Schedule" are the inventions Executive believes meet the criteria for exclusion
--------
set forth above. Executive agrees to promptly advise the Company in writing of any inventions developed after the date hereof which Executive believes meet the criteria for exclusion set forth above.

          (c) Executive shall promptly and fully disclose all Work Product to the Company and shall cooperate and perform all actions reasonably requested by the Company (whether during or after the Employment Period) to establish, confirm and protect the Company's right, title and interest in such Work Product. Without limiting the generality of the foregoing, Executive agrees to assist the Company, at the Company's expense, in Every proper way to secure the Company's rights in the Work Product in any and all countries, including the execution of all applications and all other instruments and documents which the Company shall deem necessary in order to apply for and obtain rights in such Work Product and in order to assign and convey to the Company the sole and exclusive right, title and interest in and to such Work Product. If the Company is unable because of Executive's mental or physical incapacity or for any other reason (including Executive's refusal to do so after request therefor is made by the Company) to secure Executive's signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Work Product belonging to or assigned to the Company pursuant to paragraph 6(a) above, then Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Executive's agent and attorney-in-fact to act for and in Executive's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents or copyright registrations thereon with the same legal force and effect as if executed by Executive. Executive agrees not to apply for or pursue any application for any United States or foreign patents or copyright registrations covering any Work Product other than pursuant to this paragraph in circumstances where such patents or copyright registrations are or have been or are required to be assigned to the Company.

          (d) Executive hereby agrees that the Company may use Executive's name and reputation in connection with the marketing and selling of the Company's products and services and in connection with the offering for sale or sale of its securities.

     7.   AOI Division.
          ------------

          (a) During the Employment Period, the Company shall maintain the existence of its Advanced Optronics division as a separate division with the Company (the "AOI Division"). All of the Company's employees assigned as of the
              ------------
date hereof to the AOI Division and listed on the AOI Employees Schedule
                                                      ------------------
attached hereto shall continue to be assigned to the AOI Division during the Employment Period unless otherwise mutually agreed upon by the Company and Executive. Executive shall have sole discretion over the duties and responsibilities of such employees in a manner consistent with the terms of this Agreement, subject to the Company's general labor and employment policies and any written agreements with such employees. All salaries, bonuses and other compensation relating to such employees shall be determined by Executive in accordance with the Company's general guidelines relating to employee compensation and so long as the Operating Expenses of the AOI Division are, and after payment of such compensation shall be, at or below the level set forth in the Budget (as defined in paragraph 7(b) below). Such employees shall also be entitled to participate in all of the Company's employee benefit plans and programs for which similarly situated employees of the Company are generally eligible (subject to the Company's right to amend, modify or terminate any such plan or program in accordance with its terms and applicable law) and shall be eligible to participate in the Company's 1997 Stock Option
Plan.

          (b) During the Employment Period, Executive shall manage and operate and shall serve as the President of the AIO Division. The AOI Division shall engage in research and development activities on behalf of the Company, principally in the fiber optics field. The AOI Division shall continue to have unlimited use of all fixed assets used by the AOI Division as of the date hereof and the use of such fixed assets shall be provided at no cost to Executive or the AOI Division. During the Employment Period, the Company shall fund the AOI Division's Operating Expenses during each fiscal year at a funding level of four percent (4%) of annual gross revenue for the immediately preceding fiscal year (the amount of such funding level, the "Budget"). Executive shall have the
                                        ------
authority and discretion to hire or cause to be hired additional employees for the AOI Division or to purchase or cause to be purchased fixed and other assets for use by the AOI Division so long as the Operating Expenses of the AOI Division are, and after such hiring or purchase shall be, at or below the level set forth in the Budget, subject in each case to the Company's general policies and guidelines on the hiring of employees or the purchasing of assets.

          (c) Executive acknowledges that all Intellectual Property Rights and any other form of Confidential Information which were or are conceived, reduced to practice, contributed to or developed or made by the AOI Division or any employee thereof (whether alone or jointly with others) while employed (whether before or after the date of this Agreement) by the Company (or its predecessors, successors or assigns) and its Subsidiaries (the "AOI Intellectual Property")
                                                  -------------------------
belong to and are the exclusive property of the Company or such Subsidiary. Executive shall use its best efforts to ensure that all AOI Intellectual Property conceived, reduced to practice, contributed to or developed by employees of the AOI Division at any time during the period of their employment are properly assigned to the Company to the full extent allowed by applicable law. Any copyrightable work prepared in whole or in part by such employees will be deemed "a work made for hire" under Section 201(b) of the 1976 Copyright Act, and the Company shall own all of the rights comprised in the copyright therein. Executive shall not transfer, assign, convey or dispose of any Work Product or AOI Intellectual Property.

     8.   Commercialization of AOI Intellectual Property.
          ----------------------------------------------

          (a) The Company shall have no obligation to commercialize any AOI Intellectual Property (with it being understood as provided in paragraph 7(c) above that the Company shall own all right, title and interest in all of the AOI Intellectual Property). In the event the Company determines not to commercialize any AOI Intellectual Property (the "Non-Commercialized AOI
                                                  ----------------------
Intellectual Property"), Executive may request that the Company enter into a
---------------------
mutually acceptable license agreement with Executive or an Affiliate of Executive regarding such Non-Commercialized AOI Intellectual Property pursuant to the provisions of paragraph 8(b) below.

          (b) Promptly after any request made by Executive pursuant to paragraph 8(a) hereof, the Company and Executive shall negotiate in good faith the terms and conditions of a license agreement with respect to the Non-Commercialized AOI Intellectual Property which is the subject of such request. Such license agreement shall contain terms and conditions mutually acceptable to the parties, subject to the following: (i) such license agreement shall be perpetual (subject to clauses (B) and (E) below), non-exclusive and royalty-free during the Employment Period and (ii) such license agreement shall, in the Company's discretion, contain provisions providing for (A) a royalty rate after termination of the Employment Period; (B) the termination of such license agreement in the event Executive breaches the provisions described in clause (F) below; (C) field-of-use, geographic or other similar restrictions; (D) prohibitions of assignments and sublicenses; (E) the termination of such license agreement at any time that any Affiliate of Executive which is a licensee under such license agreement is no longer controlled by Executive; and (F) the prohibition of the use of any such Non-Commercialized AOI Intellectual Property by Executive, any Affiliate of Executive or any of their respective assignees or sublicensees in a manner which competes with the Company's or any of its Subsidiaries' actual or anticipated business at any time (whether before or after the termination of the Employment Period or before or after the term of the noncompetition provisions set forth in Paragraph 8D of the Recapitalization Agreement).

          (c) Notwithstanding a determination by the Company not to commercialize any AOI Intellectual Property, the Company may, in its sole discretion, (i) at any time and for any purpose, license any Non-Commercialized AOI Intellectual Property to Persons which are not Affiliates of Executive on terms and conditions acceptable to the Company and (ii) at any time and for any purpose, commercialize or otherwise use any previously Non-Commercialized AOI Intellectual Property (whether or not the Company has entered into any license agreement with Executive or any of Executive's Affiliates pursuant to paragraph 8(b) above).

     9.   Delivery of Materials Upon Termination of Employment.  As requested by
          ----------------------------------------------------
the Company upon the termination of Executive's employment with the Company for any reason, Executive shall promptly deliver to the Company all copies and embodiments, in whatever form, of all Confidential Information, Work Product and AOI Intellectual Property in Executive's possession or within his control irrespective of the location or form of such material and, if requested by the Company, shall provide the Company with written confirmation that all such materials have been delivered to the Company.

     10.  Subsequent Inventions.  Executive understands and agrees that all
          ---------------------
Intellectual Property Rights made, conceived, developed, reduced to practice or learned by Executive, either alone or jointly with others, shall be disclosed to the Company by Executive for two (2) years following the termination of the Employment Period. Employee further agrees that all Intellectual Property rights made, conceived, developed or reduced to practice within two (2) years following such termination shall be presumed to have been conceived during Executive's employment with the Company and with the use of the Company's Confidential Information, but such presumption may be overcome by Executive by a showing that such Intellectual Property Rights were conceived after the Employment Period and without the use of any such Confidential Information. In the event Executive is not able to rebut such presumption and prove that such Intellectual Property Rights were conceived after the Employment Period and without the use of Confidential Information, Executive agrees to assign all right, title and interest in such Intellectual Property Rights to the Company.

     11.  Lightwaves Name.  Upon termination of the Employment Period, the
          ---------------
Company shall assign to Executive all of its right, title and interest in and to the corporate name "Lightwaves 2020." Except for such assignment, the Company shall not assign to Executive any other tangible or intangible assets (including any AOI Intellectual Property, any Work Product or Confidential Information or any trademark used or proposed to be used in connection with any of the Company's products) and following the termination of the Employment Period Executive shall have no rights thereto or ownership thereof.

     12.  Disclosure.  Following the termination of the Employment Period,
          ----------
Executive shall communicate the restrictions contained in this Agreement to any Person he intends to be employed by, provide consulting services to or otherwise represent. Executive hereby consents the Company's communication of the restrictions contained in this Agreement to any such Person.

     13.  Enforcement; Remedies.
          ---------------------

          (a) If, at the time of enforcement of the covenants contained in paragraph 5, 6, 7, 8, 9 and 10 (the "Protective Covenants"), a court shall hold
                                     --------------------
that the duration or scope stated therein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration or scope reasonable under such circumstances shall be substituted for the stated duration or scope and that the court shall be allowed to revise the restrictions contained therein to cover the maximum period or scope permitted by law. Executive has consulted legal counsel regarding the Protective Covenants and based on such consultation has determined and hereby acknowledges that the Protective Covenants are reasonable in terms of duration and scope and are necessary to protect the goodwill of the Company's business and the Confidential Information. Executive further agrees that the Protective Covenants were a material inducement to certain investors of the Company to enter into the Recapitalization Agreement and consummate the transactions contemplated thereby, and such investors would not obtain the benefit of the bargain as set forth in the Recapitalization Agreement and the other agreements contemplated thereby if Executive breached or challenged the validity of any of the Protective Covenants.

          (b) If Executive breaches, or threatens to commit a breach of, any of the Protective Covenants, the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity:

               (i) the right and remedy to have the Protective Covenants specifically enforced by any court of competent jurisdiction (without the need to post a bond or other security), it being agreed that any breach or threatened breach of the Protective Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company; and

               (ii) the right and remedy to require Executive to account for and pay over to the Company any profits, monies, accruals, increments or other benefits derived or received by Executive as the result of any transaction(s) constituting a breach of the Protective Covenants.

          (c) In the event of any breach or violation by Executive of any of the Protective Covenants, the time period of such covenant with respect to Executive (to the extent such covenant is limited in duration as provided in paragraph 5(b) above) shall be tolled until such breach or violation is resolved.

     14.  Executive's Representations.  Executive hereby represents and warrants
          ---------------------------
to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity, except pursuant to the terms of the Recapitalization Agreement and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

     15.  Definitions.
          -----------

          "Affiliate" of any particular Person means any other Person
           ---------
controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to
       -------
direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

          "Confidential Information" means all information of a confidential or
           ------------------------
proprietary nature (whether or not specifically labeled or identified as "confidential"), in any form or medium, that is or was disclosed to, or developed or learned by, Executive in connection with Executive's prior relationship with the Company or during the Employment Period and that relates to the business, products, services, research or development of the Company or its suppliers, distributors or customers. Confidential Information includes but is not limited to the following: (i) internal business information (including information relating to strategic and staffing plans and practices, business, training, marketing, promotional and sales plans and practices, cost, rate and pricing structures and accounting and business methods); (ii) identities of, individual requirements of, specific contractual arrangements with, and information about, the Company's suppliers, distributors and customers and their confidential information; (iii) trade secrets, know-how, compilations of data and analyses, techniques, systems, formulae, research, records, reports, manuals, documentation, models, data and data bases relating thereto; (iv) inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable). Confidential Information shall not include information that Executive can demonstrate: (a) is publicly known through no wrongful act or breach of obligation of confidentiality; (b) was lawfully known to Executive prior to the time Executive began rendering services to the Company and its predecessors; or (c) was rightfully received by Executive from a third party without a breach of any obligation of confidentiality by such third party.

          "Intellectual Property Rights" means all inventions, innovations,
           ----------------------------
improvements, developments, methods, processes, designs, analyses, drawings, reports and all similar or related information (whether or not patentable or reduced to practice or comprising Confidential Information) and any copyrightable work, trade mark, trade secret or other intellectual property rights (whether or not comprising Confidential Information).

          "Operating Expenses" means (i) all expenses and costs directly related
           ------------------
to the AOI Division, including, without limitation, all employee salaries and bonuses, material and equipment expenditures, supplies and parts expenditures, capital expenditures, rent and related expenditures and travel expenses and (ii) all general and administrative expenditures and overhead allocations relating to the AOI Division.

          "Person" means an individual, a partnership, a corporation, a limited
           ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

          "Work Product" means all inventions, innovations, improvements,
           ------------
developments, methods, processes, designs, analyses, drawings, reports and all similar or related information (whether or not patentable or reduced to practice or comprising Confidential Information) and any copyrightable work, trade mark, trade secret or other intellectual property rights (whether or not comprising Confidential Information) and any other form of Confidential Information, any of which relate to the Company's or any of its Subsidiaries' actual or anticipated business, research and development or existing or future products or services and which were or are conceived, reduced to practice, contributed to or developed or made by Executive (whether alone or jointly with others) while employed (both before and after the date hereof) by the Company (or is predecessors, successors or assigns) and its Subsidiaries.

     16.  Survival.  The provisions set forth in paragraphs 5 through 25 of this
          --------
Agreement shall survive and continue in full force and effect in accordance with their terms notwithstanding any termination of the Employment Period.

     17.  Notices.  Any notice provided for in this Agreement shall be deemed to
          -------
have been given when delivered personally to the recipient, sent to the recipient by reputable express courier (charges prepaid), telecopied (with hard copy to follow) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notice will be sent to Executive or to the Company at the address set forth below:

          Notices To Executive:
          --------------------


          Notices to the Company:
          ----------------------

          E-Tek Dynamics, Inc.
          1885 Lundy Avenue, Suite 103
          San Jose, California 95131
          Attn:  Chief Executive Officer

          With a copy to:

          Summit Partners, L.P.
          499 Hamilton Avenue, Suite 200
          Palo Alto, California 94301
          Attn:  Mr. Walter G. Kortschak

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or mailed.

     18.  Severability.  Whenever possible, each provision of this Agreement
          ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. The Executive acknowledges and agrees that the covenants and agreements set forth in this agreement were a material inducement to certain investors of the Company to enter into the Recapitalization Agreement and consummate the transactions contemplated thereby, and such investors would not obtain the benefit of their bargain as set forth in the Recapitalization Agreement and the other agreements contemplated thereby as specifically negotiated by the investors if Executive breached or challenged any of the provisions of this Agreement. Therefore, notwithstanding anything to the contrary expressed or implied in this paragraph 18 or elsewhere in this Agreement, the Executive unconditionally covenants and agrees that Executive will not directly or indirectly challenge the validity, legality or enforceability of any provision of this Agreement.

     19.  Complete Agreement.  This Agreement and the Recapitalization Agreement
          ------------------
embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     20.  No Strict Construction.  The language used in this Agreement shall be
          ----------------------
deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. The use of the word "including" herein shall mean "including without limitation."

     21.  Counterparts.  This Agreement may be executed in separate counterparts
          ------------
(including by means of telecopies signature pages), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     22.  Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
shall inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company.

     23.  Choice of Law.  All issues and questions concerning the construction,
          -------------
validity, enforcement and interpretation of this Agreement and any schedules shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to any choice of law or conflict of law, rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

     24.  Consent to Personal Jurisdiction.  Executive hereby expressly consents
          --------------------------------
to the nonexclusive personal jurisdiction and venue of the state and federal courts located in the federal Northern District of California for any lawsuit filed against Executive by the Company arising from or relating to this Agreement.

     25.  Amendment and Waiver.  The provisions of this Agreement may be amended
          --------------------
or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement on the date first written above.

                                           E-TEK DYNAMICS, INC.


                                           By: [Signature]
                                              ______________________________

                                           Its:_____________________________

                                           /s/ Jing Jong Pan
                                           _________________________________
                                           Jing Jong Pan



                   [Signature Page to Employment Agreement]

                         EXCLUDED INVENTIONS SCHEDULE

                                     None

                            AOI EMPLOYEES SCHEDULE

                                 See Attached

                       AMENDMENT TO EMPLOYMENT AGREEMENT
                       ---------------------------------

     THIS AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment") is made as of August 17, 1998, by and between E-Tek Dynamics, Inc., a California corporation ("Company"), and Jing Jong Pan.

     WHEREAS, the parties entered into that certain July 23, 1997 Employment Agreement ("Agreement"), and now wish to amend the same on the terms set forth below; and,

     WHEREAS, this Amendment is made in connection with and in consideration of an amendment of even date herewith to that certain June 27, 1997
Recapitalization Agreement between the parties and certain others.

     1. The fourth sentence of Paragraph 7(b) of the Agreement is hereby amended and restated in its entirety as follows:

          "The Company shall fund the AOI Division's Operating Expenses during the Company's 1999 fiscal year according to the terms set forth in Exhibit A attached to the Amendment, and, for each succeeding fiscal year during the Employment Period, in an amount to be determined by the Company's Board (the amount of such funding level in any given fiscal year, the `Budget'.)"

     2. This will confirm that the Company shall begin equipping the AOI Division facilities with reasonable furniture and voicemail and e-mail capabilities, comparable to what is generally available at the Company's main facilities.

     3. The parties agree that the AOI Division received all required funding for its Operating Expenses during the Company's 1998 fiscal year in accordance with the terms of the Agreement.

     4. Each of the undersigned represents and warrants that this Amendment has been duly executed and delivered by such person, and constitutes a valid and binding obligation of such person, enforceable in accordance with its terms.

     5. The capitalized terms that are used in this Amendment shall have the same definitions provided in the Agreement. Except as expressly stated in this Amendment, the Agreement shall remain unmodified and in full force and effect.

     IN WITNESS WHEREOF, the parties have duly executed this Amendment effective as of the date first written above.


    E-Tek Dynamics, Inc.                  /s/ Jing Jong Pan
                                          ------------------
                                          Jing Jong Pan
By: /s/ Michael J. Fitzpatrick
   ---------------------------
   Michael J. Fitzpatrick,
   President and CEO